UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 22, 2005

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	001-1155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14th Floor, 2 North Cascade Avenue, Colorado Springs, CO       80903
(Address of Principal Executive Offices)                                       (Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Appointment of Principal Officer

Westmoreland Coal Company (“Westmoreland” or “Company”) has previously reported that Thomas S. Barta, the Company’s Controller and principal accounting officer, submitted his resignation effective April 30, 2005 in order to pursue certain entrepreneurial ventures not related to the Company or its business. The Company has selected Diane M. Nalty to replace Mr. Barta effective May 1, 2005. Ms. Nalty will commence employment with Westmoreland on April 4, 2005, which will provide a transition period, and become Controller and principal accounting officer on May 1, 2005.

Prior to joining Westmoreland, Ms. Nalty was a Financial Reporting Specialist for Newmont Mining Corporation, Inc. (from June 2004 through her appointment by Westmoreland); Controller for Apollo Gold, Inc. (from 2003 to June 2004); and employed by AngloGold North America and subsidiaries (from 1996 to 2003), lastly as Corporate Controller and Treasurer. Ms. Nalty is a certified public accountant.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 24, 2005	By: /s/ Ronald H. Beck
Ronald H. Beck
Vice President - Finance and Treasurer
(A Duly Authorized Officer)